                                                                   EXHIBIT 10.28

                                    WORLDSPAN

                            ASSOCIATE PARTICIPATION
                       GLOBAL REFERENCE SYSTEM AGREEMENT

     THIS WORLDSPAN Associate Participation Agreement ("Agreement") is effective this 2nd day of August, 1999, between WORLDSPAN, L.P., having its principal place of business at 300 Galleria Parkway, N.W., Suite 2100, Atlanta, Georgia 30339 ("WORLDSPAN"). and Orbit Network Inc. ("Associate"), having its principal place of business at 505A San Marin Drive, Suite 300, Novato, CA 94945.

     WHEREAS, WORLDSPAN is a computer reservation system vendor providing access to its WORLDSPAN System to travel agencies and others in the travel industry.

     WHEREAS, Associate operates and/or markets products, goods or services to the travel industry.

     WHEREAS,WORLDSPAN is prepared to provide Associate access to WORLDSPAN's Global Reference System ("GRS"), a static informational display capable of storing information and other marketing opportunities.

     WHEREAS, Associate desires to provide information to WORLDSPAN users through the GRS and other marketing opportunities.

     NOW THEREFORE, it is agreed:

     1.   DEFINITIQNS
          -----------

          The capitalized terms used in this Agreement and any supplement or addendum to this Agreement shall have the meanings described below:

          AccessPLUS- Shall mean supplemental services provided by WORLDSPAN to
          ----------
          permit enhanced connectivity between the WORLDSPAN CRS and Associate System.

          ARINC - Shall mean Aeronautical Radio, Inc.
          -----

          Associate System - Shall mean Associate's automated reservation
          -----------------
          system.

          Confidential Information - Shall mean proprietary information, data,
          -------------------------
          drawings, specifications. documentation, manuals, plans, and other materials marked as "Confidential", "Sensitive" or "Proprietary", except, (i) information known to the receiving party prior to disclosure, (ii) information developed by the receiving party independent of any confidential materials provided by the disclosing party, or (iii) information which is publicly known or publicly available in the relevant trade or industry.

          CRS - Shall mean a computerized reservation system as used by travel
          ----
          agents and other entities that market or sell travel related products and services to collect store, process, display and distribute information concerning air and ground transportation, lodging and other travel related goods and services, and enable users to: (i) inquire about, reserve or otherwise confirm the availability of such goods and service; and/or (ii) issue tickets to permit the purchase or use of such goods and services.

          GRS -Shall mean Global Reference System, a static display contained in
          ---
          the WORLDSPAN System which Associate may use to communicate information to WORLDSPAN Users (sometimes referred to as "Direct Reference System DRS").

          IATA - Shall mean the International Air Transport Association.
          ----

          Product - Shall mean one or more of the products, goods or services
          -------
          operated or provided by Associate to WORLDSPAN Users pursuant to this Agreement as agreed to by the parties from time to time.

          PNR - Shall mean a passenger name record created by a WORLDSPAN User
          ----
          in the WORLDSPAN System.

          SITA - Shall mean Societe Internationale de Telecommunications
          ----
          Aeronautiques.

          WTS - Shall mean WORLDSPAN TRAVEL SUPPLIERS.
          ---

          WORLDSPAN User - Shall mean a person or entity which utilizes the
          --------------
          WORLDSPAN System, directly or indirectly to transact travel related business.

          WORLDSPAN System - Shall mean the CRS provided by WORLDSPAN on the
          ----------------
          date of this Agreement or in the future regardless of the facilities employed to permit access to such system.

     2.   RESPONSIBILITIES OF ASSOCIATE
          -----------------------------

          A. Associate will, at its own cost, provide through Associate System its Product, and such other products or services as may be mutually agreed upon by the parties through the WORLDSPAN System in a uniform manner to all WORLDSPAN Users. If Associate participates in other CRSs, Associate will provide products, services and service levels through the WORLDSPAN System to WORLDSPAN Users which are at least equal to those provided to any such other CRS and its user including, but not limited to, data bases, communications methods and methods of access to Associate System, except for methods not permitted due to technical limitations in the WORLDSPAN System. If Associate participates in other CRSs, Associate shall pay WORLDSPAN fees comparable to those paid to any such other CRS.

          B. Associate shall be responsible for all costs associated with the Product provided to WORLDSPAN Users, except for the initial system briefing to WORLDSPAN Users, which will be the responsibility of WORLDSPAN.

          C. Associate shall ensure that the information provided through the GRS shall be in compliance with all local, state, and federal laws.

          D. Associate shall not provide Products through GRS without prior written consent of WORLDSPAN.

          E. Associate shall, via CRT entry or other mutually agreed upon facility, create and update as applicable GRS information in the WORLDSPAN System. The format of the Information contained in GRS shall be determined by WORLDSPAN. Associate shall, at a minimum, provide information to effectively communicate the Product to WORLDSPAN Users. Associate shall be responsible for, and assumes all liability with respect to, the entry, updating and accuracy of this information in GRS as well as information otherwise provided by Associate pursuant to this Agreement. Information entered into GRS which WORLDSPAN

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               in its sole discretion determines to be inappropriate,
               misleading, or defamatory, may be deleted by WORLDSPAN from GRS, without liability, upon notice to Associate. Associate shall at all times comply with WORLDSPAN's GRS keyword indexing scheme.

          F. To permit Product information to be provided to WORLDSPAN Users, Associate will either: (1) lease from WORLDSPAN AT WORLDSPAN'S then current monthly charges, a sufficient number of WORLDSPAN terminals subject to the terms of a separate WORLDSPAN Equipment and Software Addendum; or (2) arrange for dial-in access to the WORLDSPAN System through WORLDSPAN licensed software programs and access agreements pursuant to the terms of a separate World Dial Link Addendum; or (3) secure WORLDSPAN's prior written approval and certification of Associate's own software and/or hardware to enable Associate to access the WORLDSPAN System; or (4) provide text documentation to WORLDSPAN and authorize WORLDSPAN to create and update GRS Information in the WORLDSPAN System as applicable, according to the designated WORLDSPAN fees for such services.

          G. Associate shall cooperate with WORLDSPAN in efforts to improve the quantity and quality of all Products provided to WORLDSPAN Users, especially those related to the dissemination of more complete, accurate, and current data pertaining to the Products. Associate also agrees to assist WORLDSPAN in expanding and maintaining information concerning the Products in the WORLDSPAN System, including the direct updating of Associate data by Associate personnel through WORLDSPAN terminals and/or by other means as mutually agreed.

          H. Associate agrees that it will not discriminate against or disfavor in any manner whatsoever any WORLDSPAN User on account of that User's selection, possession or use of the WORLDSPAN System.

          I. Associate agrees promptly to pay WORLDSPAN all amounts due pursuant to this Agreement, and all agreements, supplements, addenda, schedules and exhibits now or hereafter completed pursuant to this Agreement, without deduction, set-off counterclaim.

          J. The use of the WORLDSPAN international communications network is restricted to WORLDSPAN business by various international government regulations and agreements, and said network shall not be utilized by Associate to conduct any Third Party Communications Traffic. "Third Party Communications Traffic," for purposes of this subsection, includes the use of the WORLDSPAN international network to communicate with others in any manner, including but not limited to direct message transmission or depositing of information in the WORLDSPAN computer center for the purpose of communication with others, which communications do not pertain to WORLDSPAN business. WORLDSPAN shall have the right to terminate this Agreement in the event Associate contravenes the foregoing restrictions or WORLDSPAN is required by any governmental authority having jurisdiction thereof to cease handling Associates messages or communications, and WORLDSPAN shall not be liable for any damages of any nature whatsoever incurred by Associate due to such termination. Associate hereby releases, discharges and agrees to indemnify, defend and save harmless WORLDSPAN, its partners, affiliates, directors, officers, agents and employees from and against any and all claims or actions of any nature whatsoever arising out of or attributable to any such termination, including but not limited to any penalties or fines imposed upon WORLDSPAN as a result of such Third Party Communications Traffic.

          K. Associate shall reasonably cooperate with WORLDSPAN to secure any governmental approvals or exemptions necessary to put this Agreement and any and all parts thereof into effect, and shall assist WORLDSPAN to maintain such approvals or exemptions once received.


3.        RESPONSIBILITIES OF WORLDSPAN
          -----------------------------

          A. WORLDSPAN will provide WORLDSPAN Users with displays containing information regarding the Products.

          B. WORLDSPAN is not required to verify the accuracy of the text of the GRS. Associate acknowledges and agrees that WORLDSPAN is not required to perform any verification of any sort of the text submitted to WORLDSPAN by Associate for input into the WORLDSPAN System and WORLDSPAN's function hereunder is solely to perform the services set forth within this Agreement. WORLDSPAN makes no representation whatsoever to Associate; or any third party, as to the accuracy or completeness of the text submitted by Associate for input by WORLDSPAN into the WORLDSPAN System.

          C. WORLDSPAN retains the right to review all data pertaining to the information input into GRS and Associate agrees to provide WORLDSPAN, on request, all data pertaining to such information prior to input into the WORLDSPAN System. WORLDSPAN may, in its sole discretion, after review of the data, deny the input of such data into the WORLDSPAN System.

          D. WORLDSPAN shall provide reasonable information to Associate to substantiate the charges to Associate pursuant to this Agreement.

          E. WORLIDSPAN shall maintain one or more facilities for the purpose of responding to Associate's questions concerning the operation of, or any data within, the WORLDSPAN System.

          F. WORLDSPAN retains the right to enhance or modify, in whole or in part, the WORLDSPAN System at its discretion. Any enhancement or modification of the WORLDSPAN System will be offered to all similar associates on a non-discriminatory basis; provided, however, technical, equipment or resource limitations may make it impratical or not feasible for WORLDSPAN to implement an enhancement or modification at the same time or in the exact same manner for all associates. In such case, WORLDSPAN will determine the order and nature of implementation among all of its associates in its sole discretion. The foregoing shall include, but is not limited to, the right of WORLDSPAN to migrate or include Associate, other WORLDSPAN associates and WORLDSPAN Users to any new WORLDSPAN System. Nothing herein shall be construed to require WORLDSPAN to develop or utilize any additional CRS.

          G. At its own expense and discretion, WORLDSPAN may communicate with WORLDSPAN Users to draw attention to the availability of the GRS in the WORLDSPAN System, to encourage WORLDSPAN Users to refer to the GRS in the WORLDSPAN System and generally to promote GRS in the WORLDSPAN System.

          4.   TERM
               ----

               This Agreement shall become effective upon the date first written above and will continue thereafter for an initial period of one
               (1) year. Thereafter this Agreement will continue until terminated by either party at any time thereafter upon not less than thirty (30) days prior written notice to the other, or until otherwise terminated pursuant to this Agreement.

          5.   FEES
               ----

               A. Associate shall pay Five Hundred Dollars ($500.00) per month to WORLDSPAN for ten (10) pages of GRS. Additional pages may be added at the rate of Twenty-Five Dollars ($25.00) per page.

               B. If Associate desires to have WORLDSPAN input the GRS data, WORLDSPAN will do so at the rate of Thirty Dollars ($30.00) per hour initial set up plus Twenty-Five Dollars ($25.00) per hour for maintenance/updates.

               C. WORLDSPAN shall submit monthly invoices covering the fees earned hereunder for that month and such invoices shall be due and payable by Associate within thirty (30) days of the date of each such invoice. WORLDSPAN may impose a late payment fee at the rate of one percent (1%) per month for any amount more than fifteen (15) days overdue. All payments shall be in U. S. currency.

               D. Following the expiration of the initial period, fees charged to Associate pursuant to this Agreement may be increased upon not less than thirty (30) days prior written notice by WORLDSPAN

               E. WORLDSPAN reserves the right to charge for any service which it currently provides without separate charge including, but not limited to, additional GRS pages of future enhancements regarding credit card authorization. The services, which Associate receives without separate charge from time to time shall be referred to as "Additional Services." In the event, WORLDSPAN decides to separately charge for any Additional Services, WORLDSPAN shall give not less than sixty (60) days prior written notice to Associate of WORLDSPAN's decision to charge for such services. If Associate elects not to participate in such Additional Services, Associate shall notify WORLDSPAN at least thirty (30) days prior to the effective date of the separate charge for such Additional Services, and WORLDSPAN shall have no obligation to provide such Additional Services to Associate after such effective date.

               F. Any charge for any Additional Services hereinafter imposed may be modified by WORLDSPAN at its discretion on not less than thirty (30) days prior written notice. If Associate elects not to participate any longer in the Additional Services, then Associate shall notify WORLDSPAN of such election at least ten (10) days prior to the effective date of such modified change, and WORLDSPAN shall not be obligated to provide such Additional Services to Associate after such effective date.

     6.   OTHER SYSTEMS
          -------------

          Associate acknowledges that users of other third parties utilizing or marketing the WORLDSPAN System may be allowed access to information in the GRS.

     7.   TAXES
          -----

          In addition to any other charges set forth herein, Associate shall pay to WORLDSPAN or reimburse WORLDSPAN, as appropriate, for all sales, use, excise, property, or other similar taxes now or hereafter imposed by any federal, state or local taxing authority on amounts paid to WORLDSPAN by Associate. Notwithstanding the foregoing, Associate shall not, in any event, be responsible for any taxes payable on WORLDSPAN's net income or taxes in lieu of net income taxes, or for charges imposed on WORLDSPAN for the privilege of doing business.

     8.   IDEMNIFICATION
          -------------

          A. Each party shall indemnify, defend and hold harmless the other party, its directors, affiliates, partners, officers, employees and agents, from all liabilities, damages, and expenses, and claims for damages, suits, proceedings, recoveries, judgments or executions (including but not limited to litigation costs, expenses, and reasonable attorneys' fees) arising out of or in connection with any claim that the use of the identifying party's system or data (including, without limitation, software) by the other party infringes any third party patent, copyright, trademark or other property right.

          B. Associates shall indemnify, defend and hold harmless WORLDSPAN, its directors, affiliates, partners officers, employees and agents from and against all liabilities, suits, costs, damages and claims (including but not limited to litigation costs, expenses and reasonable attorneys' fees) which may be suffered by, accrued against, charged to or recoverable from WORLDSPAN, its directors, affiliates, partners, officers, employees or agents by reason of or in connection with Associate's performance or failure to perform, or improper performance of any of Associate's obligations under this Agreement.

     9.   DISCLAIMER
          ----------

          A. WORLDSPAN DISCLAIMS AND ASSOCIATE HEREBY WAIVES ALL WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR INTENDED USE, OR ANY LIBILITY IN NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, WITH RESPECT TO THE WORLDSPAN SYSTEM OR FOR EQUIPMENT, DATA OR SERVICES FURNISHED HEREUNDER. ASSOCIATE AGREES THAT WORLDSPAN SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES UNDER ANY CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUES, EVEN IF ADVISED OF THE RISK OF SUCH DAMAGES IN ADVANCE.

          B. WORLDSPAN shall have no responsibility or liability to Associate due to the failure of any WORLDSPAN User or customer of any such WORLDSPAN User to remit to Associate for sales made or any other dispute relating to the arrangement between Associate and such WORLDSPAN User or any such customer of such WORLDSPAN User.

          C. WORLDSPAN shall not be liable to Associate, nor deemed to be in default of this Agreement, on account of any delays, errors, malfunctions or breakdowns with respect to the WORLDSPAN System, equipment, data or services provided hereunder, unless such delay, error, malfunction or breakdown results solely from the gross negligence or willfull misconduct of WORLDSPAN.

     10.  CONFIDENTIAL INFORMATION
          ------------------------

          A. Confidential information disclosed by one party to another, including but not limited to the list of WORLDSPAN Users provided Associate, are for the exclusive use of the receiving party and shall not be disclosed or made available to any other person, firm, corporation, or governmental entity in any form or manner whatsoever, provided, however, that in the event information, materials, or documentation covered by this Agreement is subpoenaed or otherwise requested or demanded by any court or governmental authority, the receiving party shall give prompt notice to the disclosing party prior to furnishing same, and shall exercise its best efforts, in cooperation with the disclosing party, to quash or limit such request, demand and/or subpoena. The covenants set forth in this Section shall survive indefinitely the termination, suspension or cancellation of this Agreement.

          B. WORLDSPAN in no way warrants or represents the number of WORLDSPAN Users or that any WORLDSPAN User shall access GRS or purchase any Product.

          C. Title and full and complete ownership rights to all WORLDSPAN owned or developed software associated with or contained in the WORLDSPAN System or used by WORLDSPAN in the performance of this Agreement shall remain with WORLDSPAN. Associate understands and agrees that WORLDSPAN's owned or developed software is WORLDSPAN's trade secret, proprietary information, and confidential information whether any portion thereof is or may be copyrighted or patented.


     11.  SYSTEM OPERATING STANDARDS
          --------------------------

          Associate will use equipment leased from WORLDSPAN, if applicable, and the WORLDSPAN System in the manner indicated below:

          A. Associate will take all precautions necessary to prevent unauthorized and improper use and operation of the equipment and the WORLDSPAN System. Misuse of the WORDSPAN System or equipment shall include, but is not limited to, speculative booking or reservation of space in anticipation of demand, interference with WORLDSPAN's operations or systems, or improper access. Associate's improper use of the WORLDSPAN System or equipment will be considered a material breach of the Agreement, and WORLDSPAN will have the right to deny or suspend Associate's access to the WORLDSPAN System immediately without notice or liability to Associate.

          B. Associate will not use the WORLDSPAN System, of any data or information from the WORLDSPAN System, to develop or publish any reservation, rate, or tariff guide. Associate will not publish, disclose or otherwise make available to any third party the compilations of data from or through the WORLDSPAN System.

12.       TERMINATION
          -----------

          A. If Associate fails to timely make any payment required pursuant to this Agreement and such failure continues for fifteen (15) days after written notice by WORLDSPAN, WORLDSPAN may, in its sole discretion, suspend services to Associate in whole or in part or terminate this Agreement in its entirety.

          B. Except for Associate's failure to make timely payment, if either party shall refuse, neglect or fail to perform, observe or keep any of the material covenants, terms or conditions contained herein to be performed, observed or kept, and such refusal, neglect or failure shall continue for a period of thirty (30) days after written notice, the non-defaulting party shall have the right, in addition to any other right or remedy it may have, to terminate this Agreement.

          C. If either party petitions for relief under the Bankruptcy Code of the United States, or if voluntary bankruptcy proceedings are instituted by a party under any federal, state or foreign insolvency laws, or if such a proceeding is imminent, or if it is adjudged bankrupt, or if it makes any assignment for the benefit of its creditors of all of its assets; or if an involuntary petition is filed or execution issued against it and not dismissed or satisfied within thirty (30) days; or if its interest hereunder passes by operation of law to any other person, except in case of merger or acquisition the other party may, at its option, terminate this Agreement by written notice provided, however, that all monies owed hereunder prior to the date of termination shall be immediately due and payable.

     13.  NOTICES
          -------

          All notices, requests, demands or other communications hereunder shall be in writing, hand delivered, sent by first class mail, overnight mail, facsimile or teletype and shall be deemed to have been given when received at the following addresses:


     If to WORLDSPAN:

                    WORLDSPAN, L.P.
                    300 Galleria Parkway, NW
                    Atlanta, Georgia 30339
                    U.S.A.
                    Teletype: HDQPM1P
                    Facsimile: 770-583-7296
                    ATTN:  Manager - WORLDSPAN Travel Suppliers


     With a copy to:

                    WORLDSPAN, L.P.
                    300 Galleria Parkway. NW
                    Atlanta, Georgia 30339
                    U.S.A.
                    Teletype: ATLMSIP
                    Facsimile: 770-583-7878
                    ATTN:   Legal Department

            If to Associate:
                            ________________________________
                            ________________________________
                            ________________________________
                            ________________________________
                            Teletype:_________________________
                            Facsimile:_________________________
                            ATTN:___________________________


     Any notice provided by facsimile or teletype which is received after 4:00 p.m. local time shall be deemed received the following business day. A party may change its addresses for notice on not less than ten (10) days prior written notice to the other party.

14.  GENERAL PROVISIONS
     ------------------

     A. Nothing in this Agreement is intended or shall be construed to create or establish an agency, partnership, or joint venture relationship between the parties hereto.

     B. Neither party shall make any use of the other party's company name, logo, trademarks or service marks, except following the party's prior written consent, except that nothing contained in this provision shall be construed as preventing either party from publicizing the existence and general nature of this Agreement.

     C. The captions appearing in this Agreement have been inserted as a matter of convenience and in no way define, limit, or enlarge the scope of this Agreement or any of the provisions thereof.

     D. No waiver by either party of any one breach of this Agreement shall constitute a waiver of any other breach of the same or any other provision hereof and no waiver shall be effective unless made in writing. The right of either party to require strict performance and observance of any obligations hereunder shall not be affected in any way by any previous wavier, forbearance of course of dealing.

     E. Except for Associate's obligation to make payments hereunder, neither party will be deemed in default of this Agreement as a result of a failure to perform its obligations caused by acts of God or governmental authority, strikes or labor disputes, fire, acts of war, failure of third party suppliers, or for any other cause beyond the control of the party.

     F. Associate shall not sell, assign, license, sub-license or otherwise convey in whole or in part to any third party this Agreement or the services provided hereunder without the prior written consent of WORLDSPAN, which consent shall not be unreasonably withheld.

     G. This is a non-exclusive agreement. Similar agreements may be entered into by either party with any other person.

     H. This Agreement shall be governed by, construed and enforced according to the laws of the State of Georgia and of the United States of America, without regard to its conflict of laws and rules. Each party hereby consents to the non-exclusive jurisdiction of the courts of the State of Georgia and United States Federal Courts located in Georgia to resolve any dispute arising out of this Agreement.

     I. This Agreement embodies the entire understanding of the parties and supersedes all other prior agreements and understandings related to the subject matter hereof, including but not limited to any prior "WORLDSPAN Global Reference System Agreement." This Agreement may be modified only by a further written agreement signed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duty authorized undersigned representatives of the day and year first above written.

ASSOCIATE:                                WORLDSPAN, L.P.

Orbit Network Inc.
--------------------------
(Company Name)

By: /s/ Pat Tidmore                      /s/ Lori Schwarofer
    ----------------------               --------------------------
(Signature)                              Market Development Manager
                                         WORLDSPAN Travel Suppliers
C. Patton Tidmore
--------------------------
(Print/Type Name)

Vice President, Marketing
--------------------------
(Print/Type Title)

                                   WORLDSPAN

                        EQUIPMENT AND SOFTWARE ADDENDUM


     THIS WORLDSPAN Equipment and Software Addendum ("Addendum") is effective this 2nd day of August, 1999, between WORLDSPAN, L.P., having its principal place of business at 300 Galleria Parkway, N.W., Suite 2100, Atlanta, Georgia 30339 ("WORLDSPAN"), and Orbit Network Inc. ("Associate"), having its principal place of business at 505A San Marin Drive, Suite 300, Novato, CA 94945.

     WHEREAS, WORLDSPAN desires to lease certain computer hardware, terminals, partners and other devices ("Equipment"), to license certain software ("Software"), and to provide certain services, and Associate desires to accept and pay for same, all according to the terms of this Addendum.

     NOW, THEREFORE, it is agreed:

SECTION 1.  PROVISION OF EQUIPMENT, SOFTWARE AND SERVICES
---------------------------------------------------------

A. WORLDSPAN agrees to lease to Associate, and Associate agrees to lease from WORLDSPAN, Equipment, Software and services according to the terms of this Addendum. Any Equipment and Software provided by WORLDSPAN will be used by Associate solely for the purposes and functions necessary for Associate to provide services to authorized users of the WORLDSPAN System and in strict accordance with training and operating procedures, instructions, and rules established by WORLDSPAN from time to time. Associate agrees to pay WORLDSPAN for the Equipment, Software, services, communication charges and other charges as set forth herein. Title to and ownership of the Equipment and Software shall at all times remain in WORLDSPAN.

B. Associate agrees that it will not modify any of the Equipment used to access the WORLDSPAN System, substitute different Equipment, or remove, relocate or move the Equipment, without the prior written consent of WORLDSPAN. At the termination of the Agreement, Associate agrees to immediately return to WORLDSPAN, shipping prepaid, all of the Equipment provided by WORLDSPAN in the same condition as delivered to Associate, normal wear and tear excepted.

SECTION 2.  INSTALLATION, RELOCATION AND REMOVAL
------------------------------------------------

A. WORLDSPAN shall confer with Associate to determine where Associate would prefer to locate the Equipment on Associate's premises. Associate shall be responsible, at its expense, for preparing the area for the installation of the Equipment. This preparation will include items such as installing cables and data communication lines, arranging for electrical service and locating the Equipment in the area of installation. The area must be prepared in accordance with the specifications provided by the manufacturers of the Equipment and also by the suppliers of electrical and communication lines. Associate must also insure that the installation does not violate any building or electrical codes or any other law, ordinance or regulation.

B. WORLDSPAN will notify Associate of the proposed date of installation, and WORLDSPAN will use reasonable business efforts to complete installation within thirty (30) days of such proposed date. WORLDSPAN shall not be responsible for any delay in installation caused by Associate's failure to prepare the installation area.

C. Associate agrees that only WORLDSPAN and its service representatives are permitted to install, relocate, remove, or move the Equipment. Associate shall give WORLDSPAN at least sixty (60) days prior written notice of Associate's desire to relocate, remove or move the Equipment, and

SECTION 3.  REPAIRS AND MAINTENANCE
-----------------------------------

A. WORLDSPAN (or its service representative) will provide, at its own expense, normal repairs and maintenance for the Equipment. These services shall be provided from 8:00 a.m. to 5:00 p.m. local time, Monday through Friday, holidays excepted. Except in those instances that WORLDSPAN has specifically instructed Associate on repair and maintenance procedures, Associate will not attempt to perform repairs or maintenance on the Equipment.

B. Associate shall maintain a written record of each occasion that repairs or maintenance are performed. Associate agrees that it will make those records available to WORLDSPAN for inspection upon request.

C. Except for damage caused by WORLDSPAN or its service representative, Associate shall pay WORLDSPAN for repair and maintenance services when damage results from: (1) accident, negligence or misuse; (2) failure or variation of electrical power; (3) failure to properly maintain the installation site, heating, air conditioning or humidity control; (4) causes other than ordinary use; or (5) attachment or modification to the WORLDSPAN Equipment performed or provided by anyone other than WORLDSPAN or its service representative.

SECTION 4.  USE OF EQUIPMENT AND SYSTEM
---------------------------------------

A. Associate agrees that it will operate the Equipment and access the WORLDSPAN System in compliance with all operating and other instructions. Associate shall prevent unauthorized operation and use of the Equipment and the WORLDSPAN System. Misuse of the Equipment, including without limitation, speculative booking or reservation of space in anticipation of demand, interference with WORLDSPAN's operations or systems, or improper access will be a material breach by Associate of the Agreement and this Addendum, and WORLDSPAN will have the right to deny or suspend Associate's access to the WORLDSPAN System immediately without notice or liability to Associate.

B. Associate will protect the Equipment, Software, training materials and Confidential Information from loss, theft, and damage and will return them to WORLDSPAN at the termination of the Agreement in good condition and repair. Associate is responsible for any loss, damage, or theft of any item provided by WORLDSPAN.

SECTION 5. SOFTWARE AND CONFIDENTIAL INFORMATION
------------------------------------------------

A. For the purposes of this Section 5, Confidential Information shall include WORLDSPAN's proprietary information, data, drawings, specifications, documentation, manuals, plans and software, except: (1) information known to Associate prior to disclosure by WORLDSPAN; (2) information developed by Associate independent of any confidential materials provided by WORLDSPAN; or (3) information which is publicly known or publicly available in the relevant trade or industry. Confidential Information supplied by WORLDSPAN to Associate pursuant to this Addendum is for the exclusive use of Associate and shall not be disclosed or made available to any other person, firm, corporation or governmental entity in any form or manner whatsoever; provided, however, that in the event Confidential Information is subpoenaed or otherwise requested or demanded by any court or governmental authority, Associate shall give written notice to WORLDSPAN prior to furnishing the same and shall exercise its best efforts, in cooperation with WORLDSPAN, to quash or limit such request, demand and/or subpoena. Associate's obligations include treating Confidential Information with at least the concern and protective measures accorded any trade secrets and confidential materials of Associate. Nothing herein shall be construed to require the disclosure of Confidential Information to Associate, or to require Associate to accept Confidential Information.

B. As between WORLDSPAN and Associate, title and full and complete ownership rights to all Software and Confidential Information utilized by WORLDSPAN or provided to Associate in the performance of this Addendum shall remain with WORLDSPAN. Associate agrees that WORLDSPAN owned, licensed or developed Software is WORLDSPAN's or a third party's trade secret and proprietary information, regardless of whether any portion thereof is or may be validly copyrighted or patented. Any Software provided to Associate is provided by license only. Associate's license is non-exclusive, non-transferable and is limited to the right to use such Software in the United States during the term of this Addendum only according to guidelines established by WORLDSPAN from time to time. Such Software shall be utilized by Associate only in accordance with this Addendum, and shall not be copied, duplicated, reproduced, manufactured or disclosed in any form or by any media to any other person or party. Associate agrees to abide by any terms imposed by any third party that has directly or indirectly licensed Associate to use Software pursuant to this Addendum. Upon termination of this Addendum, Associate shall immediately return to WORLDSPAN any Software provided by WORLDSPAN. Associate's license to use the Software shall terminate upon termination of the Agreement. Nothing herein shall be construed to require WORLDSPAN to deliver any Software to Associate, or to require Associate to accept such Software.

SECTION 6. TRAINING
-------------------

A. WORLDSPAN agrees to provide initial training at no additional charge, to a mutually agreed upon number of Associate's employees at WORLDSPAN's training facilities. WORLDSPAN shall provide transportation between the airport and the training facility and Associate shall bear the cost of other ground transportation and meals for its employees during training. WORLDSPAN will make lodging arrangements, at Associate's expense, and, when possible, provide complimentary air transportation for Associate's employees to and from initial training. Associate shall pay WORLDSPAN for the cost of any additional or recurrent training at WORLDSPAN's then existing rates for such training. All training classes are taught in the English language.

B. WORLDSPAN may, upon reasonable notice to Associate, during normal business hours of Associate, monitor and evaluate the proficiency of Associate's employees' use of the WORLDSPAN System. WORLDSPAN shall use reasonable efforts to ensure that this monitoring and evaluation shall be conducted in a manner that will not unreasonably interfere with Associate's business. If WORLDSPAN determines that Associate's employees are not properly using the Equipment or the WORLDSPAN System, Associate and WORLDSPAN will arrange for Associate's employees to receive additional training sufficient to assure proficient and effective use. Associate shall bear all expenses associated with such additional training.

SECTION 7. ADDITIONAL CHARGES
-----------------------------

A. Associate shall promptly pay or reimburse WORLDSPAN, as appropriate, for all sales, use, personal property, license and franchise taxes, duties, import fees or other charges or assessments charged or levied in connection with the delivery, installation, maintenance, possession, use or removal of the Equipment or WORLDSPAN System, as well as any other governmental charges or assessments which arise as a result of this Addendum or which may be imposed (excluding any taxes on or measured by the net income of WORLDSPAN).

B. Associate agrees to pay WORLDSPAN for maintenance or repair services not provided by WORLDSPAN according to Section 3 of this Addendum, or for services provided outside of the established work periods, if requested by Associate.

C. Associate shall reimburse WORLDSPAN for any costs incurred by WORLDSPAN to collect amounts due under the Addendum including, but not limited to, reasonable attorneys' fees and court costs.

SECTION 8.  ADDITIONAL FUNCTIONS
--------------------------------

     Additional and replacement functions, services or equipment may be offered by WORLDSPAN from time to time. Any additional and replacement functions, services, software or equipment will be provided to Associate, as available, subject to WORLDSPAN's then prevailing terms and charges.

SECTION 9.  INDEMNIFICATION AND INSURANCE
-----------------------------------------

A. Associate shall indemnify, defend and hold harmless WORLDSPAN, its partners, affiliates, officers, directors, employees and agents from and against any and all liabilities, suits, costs, damages and claims (including litigation costs, expenses and reasonable attorneys' fees) which may be suffered by, accrued against, charged to or recoverable from WORLDSPAN, its partners, affiliates, officers, directors, employees or agents by reason of or in connection with Associate's performance or failure to perform, or improper performance of, any of Associate's obligations under this Addendum.

B. Associate shall take all necessary precautions to protect the WORLDSPAN System and the Equipment, Software and training materials. At its own cost, Associate shall procure and maintain insurance in an amount not less than the Minimum Insurance Value provided in Schedule A, insuring the Equipment and Software against all risk of loss, or damage including, without limitation, the risks of fire, theft and other such risks as are customarily insured in a standard all risk policy. Associate acknowledges that the Minimum Insurance Value amount includes only equipment and software replacement charges and that Associate may also be obligated to pay WORLDSPAN for installation, removal or other services rendered in connection with the replacement of lost or damaged Equipment or Software. Such insurance shall also provide the following:

     1.   Full replacement value coverage for the Equipment and Software;

     2. An endorsement naming WORLDSPAN as co-insured and as a loss payee with regard to the Equipment and other items provided by WORLDSPAN hereunder; and

     3.   An endorsement requiring the insurer to give WORLDSPAN at least thirty
          (30) days prior written notice of any intended cancellation; non-renewal, or material change in coverage.

          Failure of Associate to maintain the insurance coverage required herein shall not relieve Associate of its responsibility to return the Equipment or Software to WORLDSPAN, or to pay WORLDSPAN the full replacement value of any Equipment or Software which is damaged or destroyed. Upon request, Associate shall provide WORLDSPAN a certificate or certificates of insurance reflecting the insurance coverage required by this Section.

SECTION 10.  LIMITATION OF LIABILITY
------------------------------------

A. WORLDSPAN DISCLAIMS, AND ASSOCIATE HEREBY WAIVES, ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR INTENDED USE, OR ANY LIABILITY IN NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE. WITH REGARD TO ANY CRS, EQUIPMENT, SOFTWARE OR DATA PROVIDED HEREUNDER, ASSOCIATE AGREES THAT WORLDSPAN SHALL NOT BE LIABLE UNDER ANY CIRCUMSTANCES FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUES, EVEN IF ADVISED OF THE RISK OF SUCH DAMAGES IN ADVANCE.

B. WORLDSPAN shall not be liable to Associate, nor deemed to be in default of this Addendum, on account of any delays, errors, malfunctions or breakdowns with respect to the WORLDSPAN System, Equipment, data or services provided hereunder, unless such delay, error, malfunction or breakdown results solely from the gross negligence or willful misconduct of WORLDSPAN.

SECTION 11.  PAYMENT
--------------------

A. Associate agrees to pay WORLDSPAN all amounts due pursuant to this Addendum, including but not limited to the charges set forth on Schedule A, within thirty (30) days of invoice.

B.   All charges pursuant to this Addendum are subject to change upon thirty
     (30) days' prior written notice to Associate by WORLDSPAN.

SECTION 12.  NOTICES
--------------------

     All notices, requests, demands or other communications hereunder shall be in writing, hand delivered, sent by first class mail, overnight mail, facsimile or teletype and shall be deemed to have been given when received at the following addresses:

     If to WORLDSPAN:

          WORLDSPAN, L.P.
          300 Galleria Parkway, NW
          Atlanta, Georgia  30339
          U.S.A.
          Teletype:  HDQAS1P
          Facsimile:  770/583-7296
          ATTN:  Manager WORLDSPAN Travel Suppliers

     with a copy to:

          WORLDSPAN, L.P.
          300 Galleria Parkway, NW
          Atlanta, Georgia  30339
          U.S.A.
          Teletype:  ATLMS1P
          Facsimile:  770-583-7878
          ATTN:  Legal Department

     if to Associate:

          -----------------------------

          -----------------------------

          -----------------------------

          -----------------------------

          -----------------------------
          Teletype:
                   --------------------
          Facsimile:
                   --------------------
          ATTN:
               ------------------------

SECTION 13.  TERM AND TERMINATION
---------------------------------

A. This Addendum shall become effective on the date first written above, and shall continue in full force and effect for an initial term of one year, and thereafter until terminated by either party upon not less than thirty
     (30) days prior written notice to the other party, unless earlier terminated as provided herein. This Addendum may be terminated without automatically terminating the Agreement.

B. If any of the following events of default occur, then WORLDSPAN shall give Associate notice that such an event has occurred and if Associate falls fully to cure such default within fifteen (15) days of such notice, then WORLDSPAN may, following such failure to cure, terminate the Addendum, or suspend services under the Addendum in whole or in part:

     1. Associate ceases to do business as a going concern, files a voluntary petition in bankruptcy, makes an assignment for the benefit of creditors of all or substantially all of its assets, or petitions for reorganization, liquidation or dissolution under any federal or state bankruptcy law or similar law; or

     2. Associate uses the Equipment, the Software or the CRS for any improper purpose; or

     3. Associate is in default of any material obligation owed WORLDSPAN pursuant to this Addendum; or

     4. Associate fails to timely make any payment required pursuant to this Addendum; or

     5.   Associate terminates or cancels this Addendum or any part thereof.

C. If any of the following events of default occur, Associate shall give WORLDSPAN notice that such an event has occurred and if WORLDSPAN fails to cure such default within fifteen (15) days of such notice, then Associate may, following such failure to cure, terminate this Addendum:

     1. WORLDSPAN ceases to do business as a going concern, files a voluntary petition in bankruptcy, makes an assignment for the benefit of creditors of all or substantially all of its assets, or petitions for reorganization, liquidation or dissolution under any federal or state bankruptcy law or similar law; or

     2. WORLDSPAN provides any Equipment pursuant to this Addendum that fails in its essential purpose and such failure prevents Associate from reasonably conducting its business, which Equipment is not replaced or repaired by WORLDSPAN; or

     3. WORLDSPAN is in default of any material obligation owed Associate pursuant to this Addendum.

D. Upon termination of this Addendum pursuant to this Section 13, WORLDSPAN shall be entitled immediately to retake possession of the Equipment and Software without any process of law and terminate access to the CRS. Termination of the Addendum for any reason shall not relieve either party of rights or obligations arising prior to the effective date of termination. Nothing in this Section 13 shall be construed as a limitation upon any rights or remedies the parties may have elsewhere in this Addendum, at law, equity, or otherwise.

SECTION 14.  GENERAL PROVISIONS
-------------------------------

A. Nothing in this Addendum is intended to or shall be construed to create or establish an agency, partnership, or joint venture relationship between the parties hereto.

B. Associate shall not make any use of any WORLDSPAN name, logo, trademark or service mark without WORLDSPAN's prior written consent.

C. Headings used in this Addendum have been inserted as a matter of convenience only and in no way define, limit or enlarge the scope of this Addendum or any of its provisions. Capitalized terms shall have the meanings assigned in the Agreement.

D. In the event that any material provision of this Addendum is determined to be invalid, unenforceable or illegal, then such provision shall be deemed to be superseded and the Addendum modified with a provision which most nearly corresponds to the intent of the parties and is valid, enforceable and legal.

E. This Addendum shall be governed by, construed and enforced according to the laws of the State of Georgia and of the United States of America, without regard to its conflict of laws and rules. Each party hereby consents to the non-exclusive jurisdiction of the courts of the State of Georgia and United States Federal Courts located in Georgia to resolve any dispute arising out of this Addendum.

F. Except for Associate's obligation to make payments hereunder, neither party will be deemed in default of this Addendum as a result of a failure to perform its obligations caused by acts of God or governmental authority, strikes or labor disputes, fires, acts of war, failure of third party suppliers, or for any other cause beyond the control of the party.

G. No waiver of any breach of any provision of this Addendum by either party shall constitute a waiver of any subsequent breach of the same or any other provisions thereof, and no waiver shall be effective unless made in writing.

H. This Addendum constitutes the final and complete understanding between the parties concerning the subject matter hereof. Any prior agreements, understandings or communications written or otherwise are deemed superseded by this Addendum. This Addendum may be modified only by a further writing executed by the parties hereto.

     IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their duly authorized undersigned representatives.


ASSOCIATE:                                   WORLDSPAN, L.P.


Orbit Network Inc.
------------------------------
(Print Company Name)

                                             /s/ Lori Schwarofer
By:/s/ Pat Tidmore                           -------------------
   ---------------                           Market Development Manager
   (Signature)                               WORLDSPAN Travel Suppliers

C. Patton Tidmore
------------------------------               August 2, 1999
(Print Name)                                 --------------------------
                                             Date
Vice President, Marketing
------------------------------
Title